Eos Energy Enterprises Delivers Highest Company Quarterly Revenue, Doubling Second Quarter 2025, and Reports Third Quarter 2025 Financial Results Reaffirms full year revenue guidance in the range of $150 to $160 million consistent with the low end of the Company’s forecasted range • $30.5 million revenue, highest in Company history, double prior quarter and nearly double full year 2024 • Secured strategic 228 MWh order with Frontier Power to deploy Eos Z3™ energy storage systems across Frontier’s expanding grid-reliability and energy storage portfolio • Signed a 750 MWh master supply agreement with MN8 Energy, one of the largest independent renewable operators in the United States • Formed strategic collaboration with Talen Energy aimed at developing multiple GWh of storage capacity supporting data centers and AI infrastructure in Pennsylvania • Awarded $24 million in state and county incentives to support manufacturing expansion and software hub development in Pennsylvania • Three major utilities actively cycling, with one Department of Defense site in operation averaging 84.6% round trip efficiency across all cycles with Z3 technology • Launched DawnOSTM, proprietary battery management system, software, controls and analytics platform, redefining how storage is managed and optimized • Achieved final cash receipt milestone under the Cerberus Capital Management Delayed Draw Term Loan with $43 million of cash received in October EDISON, N.J., Nov. 5, 2025 — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos" or the “Company”), an American energy company and the leading innovator in designing, sourcing, manufacturing, and providing zinc-based battery energy storage systems (BESS) manufactured in the United States, today announced its financial results for the third quarter ended September 30, 2025. Third Quarter Highlights • Record quarterly revenue of $30.5 million, a 100% increase compared to the prior quarter and up 35x from the same period last year, as production efficiencies continue to improve. • Gross loss of $33.9 million compared to $31.0 million in the prior quarter, a 92-point margin improvement, driven by increased production volumes and improved project margins. • Operating expenses totaled $27.3 million, $5.6 million lower than prior quarter. • Net loss attributable to shareholders totaled $641.4 million, driven primarily by a $572.3 million cumulative non-cash impact from the changes in fair value tied to mark-to-market adjustments driven by 122% increase in the Company’s stock price as of September 30, 2025, and the corresponding loss recorded for the early retirement of convertible notes with a 26.5% interest rate. • Adjusted EBITDA loss of $52.7 million compared to $51.6 million in the prior quarter, a 166-point improvement on improved manufacturing variable cost utilization. • Total cash of $126.8 million, including restricted cash, as of September 30, 2025. • Commercial opportunity pipeline of $22.6 billion, an increase of 21% compared to prior quarter and 59% compared to September 30, 2024, with $644.4 million of orders in backlog as of September 30, 2025. “We are in the midst of an energy super-cycle as the need for reliable, abundant energy both in the United States and globally continues to accelerate,” said Joe Mastrangelo, Eos Chief Executive Officer. “Achieving forecasted AI infrastructure growth requires baseload energy storage to support grid resilience, energy efficiency, and asset utilization. Whether coupled with fossil fuel generation, renewables, or nuclear, Eos is a flexible, commercially ready, American made solution that supports the nation’s growing energy requirements.”

2025 Outlook • The Company expects full year revenue in the range of $150 million to $160 million, consistent with the low end of its previously forecasted range. In recent months, Eos has advanced the implementation of subassembly automation at its Turtle Creek manufacturing facility, with all equipment now on site and 88% of its bipolar lines in commercial production. This automation, combined with increasing throughput on the Company’s first state-of-the-art manufacturing line, positions Eos to ramp production to an annualized rate of 2 GWh per year by year-end 2025 and more than triple its output in the fourth quarter. Recent Business Highlights Commercial Growth Artificial intelligence infrastructure is expanding at an unprecedented pace, pushing electricity demand beyond traditional grid development timelines and creating the need for resilient, scalable energy solutions. At the same time, U.S.-based energy resources and supply chains are gaining strategic advantage amid shifting trade dynamics, tariffs, and export controls, positioning Eos as a key contributor to America’s energy independence. During the quarter, Eos added $3.8 billion to its commercial pipeline, bringing the total to $22.6 billion, representing 91 GWh of energy storage capacity. Growth was driven by strong increase in large-scale projects tied to data center expansion, which now account for approximately 22% of the total pipeline. Post-quarter end, Eos announced a series of strategic wins which added nearly 1 GWh of new orders, highlighting its growing influence across both domestic and international markets. Eos secured a 228 MWh order from Frontier Power, a leading UK developer, to deploy Z3™ systems across multiple long-duration demonstrations ahead of the UK’s Ofgem Cap-and-Floor program. In the U.S., Eos signed a 750 MWh supply agreement with MN8 Energy to deliver clean, dispatchable power for large load applications such as data centers. Talen Energy and Eos also signed a strategic collaboration framework to deliver multi- GWh storage capacity across Pennsylvania, pairing long-duration storage with existing generation assets to enhance grid resilience, support AI growth, and strengthen national energy security. Capacity Expansion Post-quarter end, Eos announced the next phase of its growth strategy under Project AMAZE, featuring a U.S. manufacturing expansion and new software hub to strengthen American energy storage capacity and job creation. In partnership with the Commonwealth of Pennsylvania and Governor Josh Shapiro along with Allegheny County and its County Executive Sara Innamorato, Eos was awarded a $24 million economic development package to support this expansion. The Company will move into a repurposed 432,000 sq. ft. facility in Marshall Township, adding production lines to its existing Turtle Creek operations with line 2 production expected to begin by mid-2026. Eos will also open a software hub at Nova Place in Pittsburgh to support its growing installed base with its DawnOS™ platform, advancing software, robotics, and engineering capabilities that power the next generation of U.S.-made energy storage systems. Fully developed in the U.S., DawnOS™ uses advanced algorithms for State of Charge (SoC), State of Health (SoH), and State of Energy (SoE) to improve efficiency, reduce operating costs, and enhance grid coordination. Purpose-built for Eos’ Z3™ systems, DawnOS™ provides precise, automated control down to the individual module level, increasing both reliability and uptime.

Earnings Conference Call and Webcast Eos will host a conference call to discuss its third quarter 2025 results on November 6, 2025, at 8:30 a.m. ET. The live webcast of the earnings call will be available on the “Investor Relations” page of the Company’s website at Eos Investors or may be accessed using this link (Registration Link). To avoid delays, we encourage participants to join the conference call fifteen minutes ahead of the scheduled start time. The conference call will be available via webcast through Eos’ investor relations website for twelve months following the live presentation. The webcast replay will be available from approximately 11:30 a.m. ET on November 6, 2025, and can be accessed by visiting Eos Investors. About Eos Energy Enterprises Eos is accelerating the shift to American energy independence with positively ingenious solutions that transform how the world stores power. The Company’s BESS features the innovative Znyth™ technology, a proven chemistry with readily available non-precious earth components, that is the pre-eminent safe, non- flammable, secure, stable, and scalable alternative to conventional lithium-ion technology. The Company’s BESS is ideal for utility-scale, microgrid, commercial, and industrial long-duration energy storage applications (i.e., 4 to 16+ hours), and provides customers with significant operational flexibility to effectively address current and future increased grid demand and complexity. For more information about Eos (NASDAQ: EOSE), visit eose.com. Contacts Investors: ir@eose.com Media: media@eose.com Forward Looking Statements Except for the historical information contained herein, the matters set forth in this press release are forward- looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our expected revenue, for the fiscal year ended December 31, 2025, our path to profitability and strategic outlook, statements regarding orders backlog and opportunity pipeline, statements regarding our expectations for the future energy needs in North America, statements regarding our expectation that we can continue to increase product volume on our state-of-the-art manufacturing line, statements regarding our future expansion and its impact on our ability to scale up operations and increase margins, statements regarding the expected impact of DawnOS™ on efficiency, operating costs and grid coordination, statements regarding our expectation that we can continue to strengthen our overall supply chain, statements that refer to outlook, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and the information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to raise financing in the future; risks associated with the credit agreement with Cerberus, including risks of default, dilution of outstanding Common Stock, and contractual lockup of shares; our customers’ ability to secure project financing; the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act; the timing and availability of future funding under the Department of Energy Loan Facility; our ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; our ability to convert firm order backlog and pipeline to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to the U.S. trade environment; our ability to maintain the listing of our shares of common stock on NASDAQ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; risks related to the adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond our control; risks related to adverse changes in general economic conditions; and other risks and uncertainties. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise Key Metrics Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our battery energy storage systems and performance of services. The backlog is calculated by adding new orders in the current fiscal period to the backlog as of the end of the prior fiscal period and then subtracting the shipments in the current fiscal period. If the amount of an order is modified or cancelled, we adjust orders in the current period and our backlog accordingly, but do not retroactively adjust previously published backlogs. There is no comparable US-GAAP financial measure for backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company. Pipeline. Our pipeline represents projects for which we have submitted technical proposals or non-binding quotes plus letters of intent (“LOI”) or firm commitments from customers. Pipeline does not include lead generation projects. Booked Orders. Booked orders are orders where we have legally binding agreements with a Purchase Order (“PO”), or Master Supply Agreement (“MSA”) executed by both parties. Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, we have disclosed in this earnings release non-GAAP financial measures, including adjusted EBITDA and adjusted EPS, which are non-GAAP financial measures as defined under the rules of the SEC. These non-GAAP financial measures should be considered supplemental to, not a substitute for, or superior to, the financial measures of the Company’s calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The

Company believes adjusted EBITDA, and adjusted EPS are useful measures in evaluating its financial and operational performance distinct and apart from financing costs, certain non-cash expenses and non- operational expenses. We believe that non-GAAP financial information, when taken collectively may be helpful to our investors in assessing its operating performance. There are a number of limitations related to the use of these non- GAAP financial measures and their nearest GAAP equivalents. For example, the Company’s definitions of non-GAAP financial measures may differ from non-GAAP financial measures used by other companies. Below is a description of the non-GAAP financial information included herein as well as reconciliations to the most directly comparable GAAP measure. You should review the reconciliations below but not rely on any single financial measure to evaluate our business. Adjusted EBITDA is defined as earnings (net loss) attributable to Eos adjusted for interest expense, income tax, depreciation and amortization, non-cash stock-based compensation expense, change in fair value of debt and derivatives, debt extinguishment, and other non-cash or non-recurring items as determined by management which it does not believe to be indicative of its underlying business trends. Adjusted EPS is defined as GAAP net loss per common share as adjusted for non-cash stock-based compensation expense change in fair value of debt and derivatives and debt extinguishment per common share.

EOS ENERGY ENTERPRISES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Revenue	$ 30,512	$ 854	$ 56,205	$ 8,353
Cost of goods sold	64,437	25,764	145,622	68,114
Gross profit (loss)	(33,925)	(24,910)	(89,417)	(59,761)
Operating expenses				
Research and development expenses	6,925	7,428	20,963	16,878
Selling, general and administrative expenses	19,786	17,796	66,269	43,331
Loss from write-down of property, plant and equipment	585	3,192	1,351	3,528
Total operating expenses	27,296	28,416	88,583	63,737
Operating Loss	(61,221)	(53,326)	(178,000)	(123,498)
Other (expense) income				
Interest expense, net	(4,846)	(133)	(7,139)	(7,915)
Interest income (expense) - related party	840	(5,291)	(9,451)	(15,054)
Change in fair value of debt - related party	(3,570)	(3,036)	22,112	(3,276)
Change in fair value of warrants	(240,825)	(66,469)	(252,836)	(71,510)
Change in fair value of derivatives - related parties	(327,841)	(213,034)	(369,710)	(260,227)
(Loss) gain on debt extinguishment	(3,589)	—	(52,652)	68,478
Other expense	(337)	(1,593)	(1,503)	(4,727)
Loss before income taxes	$ (641,389)	$ (342,882)	$ (849,179)	$ (417,729)
Income tax expense (benefit)	4	(16)	15	17
Net Loss attributable to shareholders	$ (641,393)	$ (342,866)	$ (849,194)	$ (417,746)
Remeasurement of Preferred Stock - related party	(691,094)	(41,267)	(632,483)	(64,938)
Down round deemed dividend	—	—	(4,456)	—
Net Loss attributable to common shareholders	$ (1,332,487)	$ (384,133)	$ (1,486,133)	$ (482,684)
Other Comprehensive Loss				
Change in fair value of debt - credit risk - related party	$ (17,784)	$ (4,642)	$ (24,008)	$ (4,642)
Foreign currency translation adjustment	(3)	3	18	(1)
Comprehensive Loss attributable to common shareholders	$ (1,350,274)	$ (388,772)	$ (1,510,123)	$ (487,327)
Basic and diluted Loss per share attributable to common shareholders				
Basic	$ (4.91)	$ (1.77)	$ (6.06)	$ (2.30)
Diluted	$ (4.91)	$ (1.77)	$ (6.06)	$ (2.30)
Weighted average shares of common stock				
Basic	271,618,045	216,898,374	245,090,793	209,820,480
Diluted	271,618,045	216,898,374	245,090,793	209,820,480

EOS ENERGY ENTERPRISES, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share amounts) September 30, 2025 December 31, 2024 Balance sheet data Cash and cash equivalents $ 58,733 $ 74,292 Other current assets $ 130,002 $ 105,620 Property, plant and equipment, net $ 86,025 $ 45,660 Other assets $ 53,450 $ 34,746 Total assets $ 328,210 $ 260,318 Total liabilities $ 1,425,211 $ 842,085 Mezzanine equity - preferred stock $ 1,223,364 $ 488,696 Total deficit $ (2,320,365) $ (1,070,463) EOS ENERGY ENTERPRISES, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, except share and per share amounts) Nine Months Ended September 30, 2025 2024 Net cash used in operating activities $ (160,926) $ (111,252) Net cash used in investing activities (29,716) (20,062) Net cash provided by financing activities 214,079 77,285 Effect of exchange rate changes on cash, cash equivalents and restricted — 2 Net increase (decrease) in cash, cash equivalents and restricted cash 23,437 (54,027) Cash, cash equivalents and restricted cash, beginning of the period 103,362 84,667 Cash, cash equivalents and restricted cash, end of the period $ 126,799 $ 30,640

EOS ENERGY ENTERPRISES, INC. UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (In thousands) Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Net loss $ (641,393) $ (342,866) $ (849,194) $ (417,746) add: Interest expense 4,006 5,424 16,590 22,969 add: Income tax expense 4 (16) 15 17 add: Depreciation and amortization 3,365 2,691 8,980 5,259 EBITDA loss (634,018) (334,767) (823,609) (389,501) add: Stock based compensation 4,963 6,142 19,664 10,940 add: Change in fair value of derivatives 568,666 279,503 622,546 331,737 add (deduct): Change in fair value of debt 3,570 3,036 (22,112) 3,276 add (deduct): Loss (gain) on debt extinguishment 3,589 — 52,652 (68,478) add: Other non-cash or non-recurring 540 — 3,306 — Adjusted EBITDA loss $ (52,690) $ (46,086) $ (147,553) $ (112,026)

EOS ENERGY ENTERPRISES, INC. UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS PER SHARE (In thousands) Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Net loss attributable to common shareholders $ (1,332,487) $ (384,133) $ (1,486,133) $ (482,684) add: Stock based compensation 4,963 6,142 19,664 10,940 add: Change in fair value of derivatives 568,666 279,503 622,546 331,737 add (deduct): Change in fair value of debt 3,570 3,036 (22,112) 3,276 add (deduct): Loss (gain) on debt extinguishment 3,589 — 52,652 (68,478) add: Other non-cash or non-recurring 540 — 3,306 — Adjusted net loss attributable to common shareholders $ (751,159) $ (95,452) $ (810,077) $ (205,209) Basic and diluted loss per share attributable to common shareholders Basic $ (4.91) $ (1.77) $ (6.06) $ (2.30) Diluted $ (4.91) $ (1.77) $ (6.06) $ (2.30) Basic and diluted adjusted loss per share attributable to common shareholders Basic $ (2.77) $ (0.44) $ (3.31) $ (0.98) Diluted $ (2.77) $ (0.44) $ (3.31) $ (0.98) Weighted average shares of common stock Basic 271,618,045 216,898,374 245,090,793 209,820,480 Diluted 271,618,045 216,898,374 245,090,793 209,820,480